EMPLOYMENT AGREEMENT



         This employment agreement (this "Agreement") is entered into as of this 1st day of April, 1999, by and between Six Rivers National Bank, a national bank ("Bank") and Michael W. Martinez ("Employee") on the following terms and conditions.

         1.       POSITION

                  Subject to the Office of the Comptroller of the Currency ("OCC") not objecting to Employee acting in both capacities, Employee shall be Bank's Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO"). If the OCC objects to Employee acting in both capacities, then Employee shall be either Bank's Chief Executive Officer or its Chief Financial Officer. In the roles of Chief Executive Officer and/or Chief Financial Officer, Employee shall have the duties set forth in this Agreement and in the By-Laws of Bank, subject to the direction of the Board of Directors of Bank.

                  (a) In addition to such other duties as may be assigned to him, in his role as Chief Executive Officer Employee shall be responsible for the overall, day-to-day operation and administration of Bank and shall assume responsibility for and oversee the development and implementation of the policies and procedures for the operating functions of Bank. Employee shall be appointed to the board of directors of Bank and, subject to the vote of the Shareholders of Bank, shall be renominated to and remain on the board of directors during the term of this Agreement and any extensions thereof. Employee's principal responsibilities and duties as CEO shall include the following:

                           (i)      Planning and developing investment, loan,
interest rate risk and loan loss reserve policies designed to ensure optimal monetary returns in accordance with the availability of investment funds, government restrictions, and sound financial practices;

                           (ii)     Coordinating communication and reporting
activities of Bank between divisions, departments and branch offices to ensure the availability of data required for efficient daily operations;

                           (iii)    Delegating to subordinate corporate officers
authority for administering activities and operations under their control;

                           (iv)     Reviewing reports and financial statements
to determine policy changes due to changes in economic conditions;

                           (v)      Serving as Bank's representative in
professional, business and community organizations to promote Bank's products and services;

                           (vi)     Studying the activities of related financial
industries such as insurance, real estate and securities;

                           (vii)    Analyzing the financial services available
in the communities in which Bank operates and developing products and services that are competitive with other financial services products and providers within those communities;

                           (viii)   Supervising the development of Bank's budget
and monitoring Bank's financial activities;

                           (ix)     Ensuring that Bank's operations are
conducted in accordance with applicable laws and regulations;

                           (x)      Operating Bank, its properties and related
interests in accordance with the management philosophy and basic objectives of the Board of Directors.

                           (xi)     Operating Bank on a profitable basis and in
accordance with the profit goals established by the Board;

                           (xii)    Exercising diligence with respect to the
control of the costs of operation and other expenses directly or indirectly involving interests of Bank;

                           (xiii)   Achieving Bank's business development
objectives, including the growth of both loans and deposits and general banking operations of Bank;

                           (xiv)    Directing the development and implementation
of Bank's policies and procedures in the functional areas of credit administration, loan and client development, finance and accounting, human resources, and legal and regulatory compliance;

                           (xv)     Overseeing the development and
implementation of and adherence to Bank's annual operating budget and business plan;

                           (xvi)    Serving as Bank's liaison officer for
examination teams from various regulatory agencies;

                           (xvii)   Overseeing Bank's adherence to and
compliance with regulatory reporting requirements;

                           (xviii)  Overseeing human resources management
compliance with labor laws and the effectiveness of human resources management in the selection and evaluation of personnel;

                           (ixx)    Supervising the officers and employees of
Bank;

                           (xx)     Reviewing and approving all compensation
recommendations for officers and employees; and

                           (xxi)    Acting as an ex officio member of all
committees of the Board except the audit committee.

                  (b) Also in addition to such other duties as may be assigned to him, in his role as Chief Financial Officer Employee shall direct Bank's financial planning and accounting functions as well as its relationships with shareholders and the financial community. Employee's principal responsibilities and duties as CFO shall include the following:

                           (i)      Supervising and directing Bank's budgeting
processes, internal audits, tax reporting, accounting functions, purchasing, data processing, fixed asset purchases, service contracts, record retention programs, investments and insurance coverage;

                           (ii)     Supervising Bank's Information Services
Department in the development of the procedures and systems necessary to maintain Bank's records and provide adequate accounting controls and services;

                           (iii)    Supervising Bank employees who act as
custodians of Bank's funds, securities and other assets;

                           (iv)     Reviewing Bank's financial position and
preparing and publishing Bank's periodic financial and operating reports;

                           (v)      Analyzing, consolidating and directing
Bank's cost accounting procedures in conjunction with the production of statistical and routine reports;

                           (vi)     Overseeing and directing the preparation and
issuance of Bank's annual report to shareholders;

                           (vii)    Directing and analyzing studies of general
economic, business and financial conditions and their impact on Bank's policies and operations;

                           (viii)   Maintaining awareness of legal and
regulatory developments through participation in trade associations, review of trade periodicals, contact with regulators, and similar and related activities;

                           (ix)     Participating in activities designed to
develop and maintain new and existing client relationships;

                           (x)      Participating as a member of Bank's senior
management team; and

                           (xi)     Participating as a member of Bank's
Asset-Liability Committee.

         2.       EXCLUSIVITY

                  Employee agrees that throughout the term hereof he shall diligently devote his full time and best efforts to Bank's business. Employee agrees to perform his services conscientiously, efficiently and to the best of his ability. Except with the prior consent of Bank's board of directors, Employee will not engage directly or indirectly in any other business activity (whether or not for pecuniary advantage) that is or may be competitive with or might place him in a competing position to that of Bank or any company affiliated with Bank. Notwithstanding the foregoing, Bank agrees that nothing contained herein shall prevent Employee from making passive investments in other non-competing businesses. Employee agrees that he shall not engage in conduct which is in contravention of Bank's conflict of interest policy.

         3.       TERM

                  Employee's employment under this Agreement shall commence on April 1, 1999 (the "Effective Date") and shall continue thereafter for a period of three years from the date thereof ("Term").

         4.       COMPENSATION

                  (a)      SALARY

                           Bank shall pay Employee a base salary ("Base Salary")
of $137,000 per annum, less appropriate withholdings, taxes and similar deductions, payable in equal installments on those days when Bank normally pays its Employees. Not less than once each 12 months, the board of directors shall review the Base Salary of Employee for consideration of increasing the Base Salary based upon the performance of Employee, market conditions for salaries to individuals similarly employed, increases in the cost of living, and similar factors.

                  (b)      BONUS

                           At the end of each calendar year, the amount of bonus
compensation, if any, to be paid to Employee shall be determined in the sole discretion of the Board of Directors of Bank based upon the performance of Employee and the results of Bank's operations.

                  (c)      BUSINESS EXPENSES

                           In accordance with Bank policy as it may exist from
time to time, and subject to the approval of all such expenses by the Board of Directors of Bank, Employee shall be entitled to reimbursement by Bank for any ordinary, reasonable business expenses incurred by Employee in the performance of Employee's duties and in acting for Bank during the term of this Agreement, provided that Employee furnishes to Bank substantially adequate records and other documentary evidence as required by Bank's policies or by federal and state statutes and regulations with respect to the substantiation of such expenditures as deductible business expenses of Bank.

                  (d)      BENEFITS

                           During the term of his employment under this
Agreement, Employee shall be entitled to receive the following benefits:

                           (i)      Employee shall be eligible to participate in
all employee benefit plans maintained by Bank, including (without limitation) any disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject to terms and conditions of each plan currently in effect.

                           (ii)     Employee shall receive from Bank a car
allowance of $500 per month.

                           (iii)    Subject to availability at customary and
usual rates, Bank shall provide term insurance on the life of Employee in a principal amount equal to three times Employee's Base Salary, up to a maximum principal amount of $300,000. Employee shall be responsible for a portion of the premium due on said insurance, as determined by Bank's benefit plan for other full time employees.

                  (e)      STOCK OPTIONS

                           Employee shall be eligible to participate in Bank's
Stock Option Plan (the "Plan"). Employee will be granted options in the discretion of Bank's Board of Directors.

         5.       DISABILITY AND DEATH

                  (a) If employee suffers a physical or psychological condition which renders him incapable of performing the essential functions of his job with or without a reasonable accommodation prior to the termination of this Agreement, then, to the extent permitted by law, Bank shall have the right upon ten days written notice to terminate this Agreement and Employee's employment hereunder.

                  (b) Immediately following the date on which Bank terminates Employee's employment pursuant to Section 5(a) of this Agreement, or earlier if required by law, Bank shall pay to Employee all incurred but unreimbursed business expenses, accrued but unpaid salary, earned but unpaid bonus, and accrued but unused vacation time, such salary and vacation time to accrue until the last day of the month in which Employee's last working day occurred. Thereafter, Bank's obligations shall terminate, but Employee shall continue to be eligible to receive benefits under the disability plans, if any, that Bank maintains as of the date of termination, provided that Employee satisfies the requirements of such plans, if any.

                  (c) If Employee dies before receipt of the entire amount specified in Section 5(b), then unpaid amounts shall be paid to Employee's estate.

                  (d) In the event of Employee's death during the term of this Agreement, this Agreement shall terminate. Immediately after the date of death, or earlier if required by law, Bank shall pay to Employee's estate all incurred but unreimbursed business expenses, accrued but unpaid salary, earned but unpaid bonus, and accrued but unused vacation time, with such salary and vacation to accrue until the last day of the month in which Employee's last working day occurred.

         6.       TERMINATION FOR CAUSE AND WITHOUT CAUSE

                  (a) Except as otherwise provided in this Agreement, this Agreement may be terminated for cause immediately by Bank, at Banks option upon notice to Employee, upon the occurrence of any of the following events. "Cause" shall include but not be limited to the following items:

                           (i)      A material breach by Employee of any of the
terms or provisions of this Agreement;

                           (ii)     The repeated neglect by Employee of his
duties under this Agreement or any material act of dishonesty, intentional misrepresentation or moral turpitude, including the misappropriation or embezzlement of property of Bank or a customer of Bank, the unauthorized intentional disclosure of confidential information, or a fraud by Employee in the performance of his duties as an employee of Bank;

                           (iii)    Employee is convicted of a misdemeanor
involving moral turpitude or a felony;

                           (iv)     Conduct that would preclude Bank's ability
to bond Employee; or

                           (v)      A written finding, order or directive from
any state or federal banking regulator with jurisdiction over Employer that Employee has operated Bank in an unsafe manner or ordering the removal of Employee as an executive officer of Bank.

                           In the event Employee is terminated for cause,
Employee shall be entitled to receive salary through the effective date of the termination, any incurred but unreimbursed business expenses, and any accrued but unused vacation time as of the date of termination. Employee shall not he entitled to any other compensation.

                  (b) During the Term, this Agreement may be terminated immediately without cause by Bank upon written notice except as otherwise provided for elsewhere in this Agreement. For purposes of this provision, "termination without cause" shall include (i) assignment of employee to duties of substantially lesser responsibility to those described in Section 1 hereof,
(ii) a material adverse change in the position of Chief Executive Officer, including title, lines of reporting, authority or responsibilities, or (iii) adverse changes in levels of base salary.

                           (i)     Upon notice by Employee, Bank shall have
right to correct any changes referenced above by Employee, within 30 days of said notification, and restore Employee to the position described in Section 1 of this Agreement.

                           (ii)    If Employee's employment is terminated
without cause by Bank under this section, Employee shall be entitled to receive (within ten days of termination) salary through the effective date of the termination, a lump sum amount equal to the total of payments of Base Salary remaining to be paid during the Term, any accrued but unused vacation pay as of the date of termination, and any incurred but unreimbursed business expenses; provided, however, that in the event the Office of the Comptroller of the Currency ("OCC") does not approve the payment to Employee of a lump sum equal to the total of payments of Base Salary remaining to be paid during the Term, then the amount of the payment to Employee as the result of termination without cause shall be such lesser amount as is approved by the OCC; provided further, however, that in no event shall the amount paid to Employee as the result of termination without cause be less than the smaller of (A) 18 months Base Salary or (B) the total of payments of Base Salary remaining to be paid during the Term.

                  (c) During the Term, this Agreement may be terminated without cause by Employee on 90 days notice to Bank. If this Agreement is terminated without cause by Employee, Employee shall be entitled to receive salary through the effective date of termination, any accrued but unused vacation pay as of the date of termination, and any incurred but unreimbursed business expenses.

                  (d) Unless otherwise agreed, if Employee is terminated for any reason or resigns for any reason, Employee agrees to resign immediately from the Board of Directors and all committees or other positions held with Bank, effective as of the last date of employment.

         7.       TRANSITION AGREEMENT

                  This Agreement incorporates by reference the terms of the Transition Agreement between Bank and Employee dated June 16, 1997 ("Transition Agreement"). Nothing contained in this Agreement shall be deemed to contradict or to be inconsistent with any of the terms of the Transition Agreement. Any and all rights created pursuant to the Transition Agreement shall be in addition to Employee's rights pursuant to this Agreement.

         8.       OWNERSHIP OF CONFIDENTIAL PROPRIETARY INFORMATION

                  All records of the accounts of customers, and any other records and books relating in any manner whatsoever to the customers of Bank, and all other files, books and records and other materials owned by Bank or used by it in connection with the conduct of its business, whether prepared by Employee or otherwise coming into his possession, shall be the exclusive property of Bank regardless of who actually prepared the original material, book or record. All such books and records and other materials shall be immediately returned to Bank by Employee on any termination of his employment.

         9.       TRADE SECRETS

                  During the Term, Employee will have access to and become acquainted with what Employee and Bank acknowledge are trade secrets, including the names of customers and clients of Bank, their financial condition and financial needs, financial information regarding Bank and other information relating to Bank's products, services and methods of doing business. Employee agrees not to disclose any of Bank's trade secrets, directly or indirectly, or use them in any way, either during the term of employment (except as required in the course of employment with Bank) or for a period of twelve months after the termination of this Agreement. Employee will not, for one year following the termination of Employee's employment with Bank, solicit for employment elsewhere individuals who are active, full-time employees of Bank.

         10.      INDEMNIFICATION

                  To the extent permitted by and consistent with Section 317 of the California Corporations Code ("Section 317"), the Articles of Incorporation and the Bylaws of Bank, Bank shall indemnify Employee for expenses, judgments, fines, settlements and other amounts actually incurred by Employee in connection with any proceeding to which Employee is a party by reason of the fact that Employee is or was an agent of Bank (as defined in Section 317) if the proceeding arose from acts or omissions in the course and scope of Employee's employment other than willful misconduct or acts not covered by any indemnification agreement between Bank and Employee. Bank shall advance on behalf of Employee all costs, including attorneys' fees, as necessary with respect to any such proceeding. In the event any applicable law shall require the issuance of an undertaking by Employee, such shall be acceptable without bond, collateral or any other security being given by Employee in connection therewith. This provision shall survive the termination of this Agreement for any reason.

         11.      ASSIGNMENT AND MODIFICATION

                  Except as required by the surviving entity in a change of control, this Agreement and the rights and duties hereunder may not be assigned by any party hereto without the prior written consent of the other, and the parties expressly agree that any attempt to assign the rights of any party hereunder without such consent will be null and void. Any modification of this Agreement shall be made in a writing executed by both parties.

         12.      FURTHER ASSURANCE

                  From time to time each party will execute and deliver such further instruments and will take such other action as the other party reasonably may request in order to discharge and perform the obligations and agreements hereunder.

         13.      NOTICES

                  All notices required or permitted hereunder shall be in writing and shall be delivered in person or sent by certified or registered mail, return receipt requested, postage prepaid as follows:

                  To Bank:          Chairman of the Board
                                    Six Rivers National Bank
                                    402 "F" Street
                                    Eureka, CA  95501

                  To Employee:      Michael W. Martinez
                                    Six Rivers National Bank
                                    402 "F" Street
                                    Eureka, CA  95501

or such other party and/or address as any of such parties may designate in a written notice served upon the other parties in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received on the date of delivery if delivered in person or on the second day next succeeding the date of mailing if sent by certified or registered mail.

         14.      ARBITRATION

                  Except as otherwise specifically set forth herein, any controversy or claim arising out of or relative to this Agreement, or the breach thereof, or any claim relative to employment discrimination, shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered shall be and may be entered in any court having jurisdiction thereof. Such arbitration shall take place in Humbolt County, California, unless otherwise agreed to in writing by the parties. Employee understands and agrees that this Agreement is a waiver of Employee's right to receive punitive damages to which Employee may otherwise be entitled in a court action on a disputed termination or for claims of unlawful discrimination or harassment allegedly occurring during the course of employment. Only the arbitrator, not a judge or jury, will decide the claim or dispute.

         15.      SUCCESSORS

                  This Agreement shall be binding upon, and shall inure to the benefit of, the successors of the parties.

         16.      OCC APPROVAL

                  In the event that any of the provisions, or portions thereof, of this Agreement require the advance approval of the OCC, such provisions shall not be deemed to be effective unless and until such approval is obtained. In the event that OCC approval is not obtained for any of the provisions, or portions thereof, of this Agreement, the validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby.

         17.      SECTION 280G CUTBACK PROVISION

                  Notwithstanding any other provision of this Agreement, if any payment to be made or benefit to be provided to Employee pursuant to this Agreement, after taking into account all other payments or benefits provided by Bank to Employee, would constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the payments to be made or benefits to be provided to Employee shall be reduced so that the aggregate present value of all parachute payments does not exceed 299% of Employee's "annualized includible compensation for the base period" (as such term is defined in Section 280G(d)(1) of the Code). The determination of any reduction in the payments or benefits to be provided to Employee shall be made by Bank and any dispute with respect thereto shall be resolved in accordance with Section 14 of this Agreement.

         18.      ENTIRE AGREEMENT

                  This Agreement and the Transition Agreement constitute the entire agreement between the parties, and all prior negotiations, representations, or agreements between the Parties, whether oral or written, are merged into this Agreement and the Transition Agreement and shall be deemed superseded and canceled.

         19.      GOVERNING LAW

                  This Agreement shall be construed in accordance with the laws of the State of California.

         20.      EXECUTED COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, all of which together shall constitute a single agreement and each of which shall be an original for all purposes.

         21.      SECTION HEADINGS

                  The various section headings are inserted for purposes of convenience only and shall not affect the meaning or interpretation of tilts Agreement or any section hereof.

         22.      CALENDAR DAYS/CLOSE OF BUSINESS

                  Unless the context so requires, all periods terminating on a given day, period of days or date shall terminate on the close of business on that day or date, and references to "days" shall refer to calendar days.

         23.      SEVERABILITY

                  In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions or portions thereof shall not be affected thereby.

         24.      ATTORNEYS' FEES

                  In the event that any party shall bring any arbitration, action to enforce arbitration or any other legal action or proceeding (collectively "action") arising out of or in connection with the performances breach or interpretation of this Agreement, then the prevailing party in such action as determined by the court or other body having jurisdiction shall be entitled to recover from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses of the action, including reasonable attorneys' fees, court costs, costs of investigation and other costs reasonably related to such action, in such amounts as may be determined in the discretion of the court or other body having jurisdiction.

         IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.


                                       /s/ MICHAEL W. MARTINEZ
                                       -----------------------------------------
                                           Michael W. Martinez


                                       SIX RIVERS NATIONAL BANK



                                       By:   /s/ WILLIAM T. KAY
                                             -----------------------------------
                                                 William T. Kay

                                       Title: Chairman of the Board
                                             -----------------------------------